CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 27, 2023, relating to the financial statements and financial highlights, which appear in each of the Fund's (as listed in Appendix I) Annual Report on Form N-CSR for the year ended May 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Baltimore, Maryland September 26, 2023